Exhibit 5.1

[Thacher Proffitt & Wood LLP letterhead]

August 16, 2006

Flushing Financial Corporation
1979 Marcus Avenue, Suite E140
Lake Success, New York 11042

Re: Atlantic Liberty Financial Corp. 2003 Incentive Stock Benefit Plan

Ladies and Gentlemen:

We have acted as counsel for Flushing Financial Corporation (“Corporation”), a Delaware corporation and successor by merger to Atlantic Liberty Financial Corp., in connection with the filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended (“Registration Statement”), with respect to 212,687 shares of its common stock, par value $.01 per share (“Shares”), which have been reserved for issuance upon the exercise of options under the Atlantic Liberty Financial Corp. 2003 Incentive Stock Benefit Plan (“Plan”). In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.

We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and we have examined such matters of law, as we have deemed necessary or advisable for purposes of this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that the Shares which are being registered pursuant to the Registration Statement have been duly authorized and that, when issued and paid for in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.

In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of “doing business” or securities or “blue-sky” laws of any jurisdiction (except federal securities law).

This opinion is given solely for the benefit of the Corporation and purchasers of shares under the Plan, and no other person or entity is entitled to rely hereon without express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm’s name therein.

Very truly yours,

/s/ Thacher Proffitt & Wood LLP